UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2013

COVIDIEN PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in charter)

Ireland	001-33259	98-0624794
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 On Hatch, Lower Hatch Street
Dublin 2, Ireland
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +353 (1) 438-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2013, the Board of Directors of the Company appointed Stephen H. Rusckowski director of the Company, effective December 1, 2013. Mr. Rusckowski is the President and Chief Executive Officer of Quest Diagnostics Incorporated, a provider of diagnostic information services. Previously, he held senior executive positions at Philips Electronics and Agilent Technologies. Mr. Rusckowski, who will stand for election by shareholders at the Company's 2014 Annual General Meeting of Shareholders, has been appointed to serve on Compensation and Human Resources Committee of the Board of Directors, effective December 1, 2013. As a non-employee director of the Company, Mr. Rusckowski will receive compensation as described in the “Director Compensation” section of the Company's 2013 Proxy Statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PUBLIC LIMITED COMPANY

By:	/s/ John W. Kapples
John W. Kapples
Vice President and Corporate Secretary
Date: September 20, 2013